UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 7, 2022
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Joby Aviation, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware			001-39524	98-1548118
(State or Other Jurisdiction of Incorporation)			(Commission File Number)	(IRS Employer Identification No.)

2155 DELAWARE AVENUE
SUITE #225
SANTA CRUZ	,	California		95060
(Address of Principal Executive Offices)				(Zip Code)
Registrant’s Telephone Number, Including Area Code: 831 201-6700
(Former Name or Former Address, if Changed Since Last Report)
___________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	JOBY	New York Stock Exchange
Warrants to purchase common stock	JOBY WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
Umbrella Agreement
On October 7, 2022 (the “Effective Date”), Joby Aviation, Inc., a Delaware corporation (the “Company”), entered into an Umbrella Agreement (the “Umbrella Agreement”) with Delta Air Lines, Inc., a Delaware corporation (“Delta”), and Joby Aero, Inc., a Delaware corporation, pursuant to which the parties agreed to develop a long-term strategic relationship for a premium airport transportation service that the Company plans to offer to Delta passengers in select markets through the use of the Company’s electric vertical takeoff and landing (“eVTOL”) aircraft (the “Program”). The Umbrella Agreement provides that the Company and Delta shall negotiate in good faith the terms and conditions of additional agreements related to the Program including a development and integration agreement, a commercial agreement and a marketing agreement, pursuant to which the parties would establish additional terms and conditions related to the Program.
The Umbrella Agreement creates certain exclusivity rights between the Company and Delta for a period beginning on the Effective Date and ending on the fifth anniversary of the commercial launch of the Program, subject to certain mutually agreed renewal periods. During this period, and subject to certain qualifications and exceptions, Delta will be the exclusive airline partner of the Company within the United States and the UK (the “Territory”), and the Company will be the exclusive eVTOL partner for Delta in the Territory. The exclusivity rights are subject to certain termination rights included in the Umbrella Agreement.
During the term of the Umbrella Agreement, and subject to all legal and stock exchange requirements regarding qualification and election as well as requirements set forth in the Company’s certificate of incorporation or bylaws (collectively, the “Qualification Requirements”), Delta and the Company will work together in good faith to select one individual for nomination to join the Company’s board of directors. If the parties cannot agree on a candidate, Delta will have the right to nominate a candidate for election at the Company’s next annual meeting, subject to the Qualification Requirements. The Umbrella Agreement also contains confidentiality and intellectual property protection covenants, as well as customary representations and warranties and other covenants of the Company and Delta.
The term of the Umbrella Agreement commences on the Effective Date, and, unless earlier terminated as provided in the Umbrella Agreement, continues until the fifth anniversary of the commercial launch of the Program, subject to mutual renewal by the parties.
Subscription Agreement
On the Effective Date, in connection with the transactions contemplated by the Umbrella Agreement, the Company entered into a Subscription Agreement with Delta, pursuant to which Delta subscribed for and purchased from the Company, and the Company sold and issued to Delta, in a private placement, 11,044,232 shares (the “Shares”) of the Company’s common stock, $0.0001 per share par value, (the “Common Stock”), at the per-share purchase price of $5.4327, for an aggregate purchase price of sixty million dollars ($60,000,000). The Subscription Agreement also contains customary representations, warranties and agreements of the Company and Delta.
Warrant Agreement
On the Effective Date, in connection with the transactions contemplated by the Umbrella Agreement, the Company entered into a Warrant Agreement with Delta, pursuant to which Delta is entitled to purchase from the Company twelve million, eight hundred thirty-three thousand, three hundred thirty-three (12,833,333) shares of the Company’s Common Stock in two tranches (each a “Tranche”). The first tranche (the “First Tranche Warrants”) will permit Delta to purchase up to seven million (7,000,000) shares of Common Stock at an exercise price of ten dollars ($10) per share (subject to adjustment in accordance with the terms of the Warrant Agreement), and the second tranche of which (the “Second Tranche Warrants” and together with the First Tranche Warrants, the “Warrants”) will permit Delta to purchase up to five million, eight hundred thirty-three thousand, three hundred thirty-three (5,833,333) shares of Common Stock (together with the Common Stock for which the First Tranche Warrants may be exercised, the “Underlying Shares”) at an exercise price of twelve dollars ($12) per share (subject to adjustment in accordance with the terms of the Warrant Agreement).
The First Tranche Warrants and the Second Tranche Warrants issued to Delta under the Warrant Agreement are exercisable after the satisfaction of the First Tranche Warrant Milestone (as defined in the Warrant Agreement) and the Second Tranche Warrant Milestone (as defined in the Warrant Agreement) respectively, and exercise is subject to customary adjustments set forth in the Warrant Agreement including an adjustment applicable if the volume-weighted average price per share of Company Common Stock trading over the thirty (30) consecutive trading day period immediately prior to exercise exceeds one hundred fifty percent (150%) of the applicable exercise price (but disregarding any increase occurring within ten (10) business days after a public announcement of the achievement of an applicable milestone). Warrants may be exercised only during the Exercise Period (as defined in the Warrant Agreement), which begins with the time the applicable milestone is satisfied and ends upon the earlier of the tenth (10th) anniversary of the date of the Warrant and the dissolution of the Company. The Exercise Period may be stayed during any applicable waiting period required to complete the purchase of the applicable Underlying Shares under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The Company has reserved twelve million, eight hundred thirty-three thousand, three hundred thirty-three (12,833,333) shares of the Company’s Common Stock for issuance upon exercise of the Warrants (the “Reserved Shares”). Prior to the issuance of the Reserved Shares, Delta is not entitled to any rights of a shareholder of the Company with respect to the Reserved Shares, including any right to vote the Reserved Shares.
Registration Rights Agreement
On the Effective Date, in connection with the transactions contemplated by the Umbrella Agreement and the issuance of the Shares and the Warrants, the Company entered into a Registration Rights Agreement with Delta relating to the registered resale of the Shares and the Underlying Shares issuable upon exercise of the Warrants (collectively, the “Registrable Securities”) pursuant to a registration statement to be filed with the Securities and Exchange Commission. Subject to certain requirements and customary conditions, Delta may require the Company to register the Registrable Securities as described in the Registration Rights Agreement. The Registration Rights Agreement contains additional customary covenants between the Company and Delta and certain restrictions on transfer of the Registrable Securities. The registration rights will terminate at such time as Rule 144 is available for the sale of all of the Registrable Securities without limitation during a three month period without registration and in certain events related to a change of control.
The foregoing descriptions of the Umbrella Agreement, Subscription Agreement, Warrant Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Umbrella Agreement, Subscription Agreement, Warrant Agreement and Registration Rights Agreement, copies of which are attached hereto, with certain confidential portions redacted, and incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
The Company offered and sold the Shares and, upon exercise of the Warrants, will offer and sell the Underlying Shares, to the Investor in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder. Neither this Current Report on Form 8-K, nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy the securities described herein.
Item 7.01 Regulation FD Disclosure.
On October 11, 2022, the Company and Delta issued a joint press release regarding the strategic partnership with Delta. The press release is attached hereto as Exhibit 99.1 and incorporated herein solely for purposes of this Item 7.01 disclosure.
The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information contained in this Item 7.01, including Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press Release, dated October 11, 2022
10.1*	Umbrella Agreement, dated October 7, 2022, among Delta Air Lines, Inc., Joby Aero, Inc., and Joby Aviation, Inc.
10.2	Subscription Agreement, dated October 7, 2022, between Delta Air Lines, Inc. and Joby Aviation, Inc.
10.3	Warrant Agreement, dated October 7, 2022, between Delta Air Lines, Inc. and Joby Aviation, Inc.
10.4	Registration Rights Agreement, dated October 7, 2022, between Delta Air Lines, Inc. and Joby Aviation, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*Portions of this exhibit, marked by brackets and asterisks, have been omitted pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act of 1933, as amended, because they are both (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed. The registrant undertakes to promptly provide an unredacted copy of the exhibit on a supplemental basis, if requested by the Commission or its staff.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Joby Aviation, Inc.

Date:	October 11, 2022	By:	/s/ Matthew Field
		Name:	Matthew Field
		Title:	Chief Financial Officer